UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2024

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Omnibus Amendment to the SG Funding Facility

On August 28, 2024, Ares Strategic Income Fund (the “Fund”) and ASIF Funding I, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), entered into Omnibus Amendment to Transaction Documents (the “SG Funding Facility Amendment”), by and among the Borrower, the Fund as servicer, the lenders from time to time parties thereto, and Société Générale (“SG”), as swingline lender and agent, to amend the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, the “SG Funding Facility”), by and among the Borrower, the Fund as equityholder, the lenders from time to time parties thereto, SG, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian.

The SG Funding Facility Amendment, among other things, (a) increased the total commitments under the SG Funding Facility from approximately $1.4 billion to approximately $1.8 billion; (b) extended the reinvestment period from July 26, 2026 to August 28, 2027; (c) extended the stated maturity date from July 26, 2028 to August 28, 2029; and (d) adjusted the interest rate charged on the SG Funding Facility from an applicable margin of 2.60% per annum to an applicable margin of 2.05% per annum, plus, in each case, an applicable benchmark (Term SOFR, Daily Simple SONIA, EURIBOR or CORRA). The other terms of the SG Funding Facility remained materially unchanged.

In addition, the SG Funding Facility Amendment provides that on October 26, 2024, $100 million of the outstanding Revolving Loans will be automatically converted to Term Loans.

Borrowings under the SG Funding Facility are subject to the SG Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SG Funding Facility Amendment and is qualified in its entirety by reference to the copy of the SG Funding Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1*	Omnibus Amendment to Transaction Documents, dated as of August 28, 2024, among ASIF Funding I, LLC, as borrower, Ares Strategic Income Fund, as servicer, the lenders from time to time party thereto, and Société Générale, as agent and swingline lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: August 30, 2024

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer